Exhibit 99.1

Press RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA  19073

GMH Communities Trust Postpones 2005 Fourth Quarter and Year End Earnings
Release and Conference Call

Revises Earnings Guidance for 2005

Board of Trustees Appoints Special Committee to Review Strategic Alternatives

NEWTOWN SQUARE, Pa., March 13, 2006 — GMH Communities Trust (NYSE:GCT) today announced that it is postponing the release of its results for the fourth quarter and year ended December 31, 2005, previously scheduled for today. At this time, the Company is not able to provide a date on which it expects to release these results. In addition, as discussed below, the Company is revising downward its earnings guidance for 2005 and withdrawing its previously issued earnings guidance for the year ending December 31, 2006.

The delay relates to events arising from an investigation initiated by the Company’s Audit Committee following its receipt of a letter from the Company’s Chief Financial Officer alleging, among other things, a “tone at the top” problem within Company management. The Audit Committee conducted the investigation with the assistance of independent legal counsel, as well as a forensic accounting firm retained by its counsel.

On March 10, 2006, the Audit Committee received from its counsel a report describing the results of the investigation into each of the matters described in the letter. The investigation revealed evidence of several material weaknesses in the Company’s internal control over financial reporting. Among these material weaknesses are the overall number, magnitude and nature of adjustments to accounting entries that have been identified during the preparation of the 2005 financial results. Also resulting in a material weakness are issues relating to the Company’s “tone at the top,” which has included behavior of key executives that placed significant pressure on, and otherwise affected, various aspects of the Company’s accounting function. The report did conclude, however, that the investigation did not uncover any “instance in which anyone, having been advised of what GAAP required, intentionally instructed the Accounting Department to violate GAAP or falsify financial information.”  The Company also notes that none of the weaknesses identified in the report materially affects the operating characteristics of the Company’s student housing properties or military housing projects.

The Company’s Board of Trustees is in the process of reviewing the report and will implement remedial measures as recommended by the Audit Committee to address any weaknesses. When filed, the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 will discuss these weaknesses and remedial measures, as well as any other material weaknesses that are addressed in the audit of the Company’s 2005 financial statements. In addition, adjustments of results reported for prior periods likely will be required.

The Company continues to work with Ernst & Young LLP, its independent registered public accounting firm, to facilitate completion of the audit of the Company’s financial statements for 2005. The Company expects to report its 2005 results promptly following completion of the audit.

In light of these matters, the Company is canceling the investor conference call previously scheduled for March 14, 2006.

The Company contacted the United States Securities and Exchange Commission on March 10, 2006 to alert its staff of these events.

Revised Earnings Guidance for 2005

The Company currently anticipates that its 2005 FFO (funds from operations) per diluted share will not exceed $0.72, and that earnings per diluted share will not exceed $0.25. Upon completion of the audit of the

Company’s financial statements, reported 2005 FFO and EPS could be lower than these projected amounts. A reconciliation of the projected FFO per diluted share figure to earnings per diluted share, the most directly comparable GAAP measure, is included in a schedule accompanying this press release. These figures reflect the expected impact of the accounting treatment to be accorded to various items addressed in connection with the Audit Committee’s investigation.

Waiver of Credit Facility Covenants

The Company has obtained an unconditional waiver from the syndicate lenders under its credit facility with respect to noncompliance with the financial covenant that prohibits the payments of dividends to shareholders in excess of 110% of FFO for 2005. This waiver is not contingent upon the Company achieving any specific 2005 FFO threshold. The Company paid a 2005 fourth quarter dividend to its shareholders equal to $0.2275 per share on January 14, 2006, and aggregate dividends for 2005 of $0.91.

Board of Trustees Appoints Special Committee to Review Strategic Alternatives

The Company also announced that its Chairman of the Board and Chief Executive Officer, Gary M. Holloway, Sr., expressed to the Board of Trustees at a meeting on March 10, 2006 that he is considering making an offer to purchase the Company. Mr. Holloway has informed the Board that he is exploring various aspects of such an offer, including financing arrangements. Mr. Holloway is in discussions to retain a financial advisor to assist him in pursuing such an offer. There is no assurance that such an offer will be made.

The Company further announced that the Board of Trustees has formed a Special Committee to consider and analyze strategic and financial alternatives, including, without limitation, any offer that may ultimately be made by Mr. Holloway. The Special Committee is in discussions with Banc of America Securities LLC to engage it as its financial advisor.

About GMH

GMH Communities Trust (http://www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust (REIT). We are a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing on or near bases throughout the United States. GMH Communities also provides property management services to third-party owners of student housing properties, including colleges, universities, and other private owners. The Company, based in Newtown Square, PA, employs more than 1,600 people throughout the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are “forward-looking statements.” Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology, and include our 2005 earnings guidance information, possible adjustment of presentation of our results reported for prior periods, and statements relating to Mr. Holloway’s potential offer to purchase the Company and the Board of Trustee’s consideration of such an offer and other strategic alternatives. These statements are inherently subject to risks and uncertainties, including changes in adjustments, estimates, judgments, policies and other factors that could affect the Company’s reported financial results, other risks relating to our business presented in our filings with the Securities and Exchange Commission, as well as that strategic alternatives for the Company may not be implemented or achieve their intended goals. Forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information contact:

At The Company	Financial Relations Board
Kathleen M. Grim	Claire Koeneman	Joe Calabrese
kgrim@gmh-inc.com	(Analyst Info)	(General)
610-355-8206	(312) 640-6745	(212) 827-3772
10 Campus Blvd.
Newtown Square, PA 19073

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Funds From Operations

Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not a generally accepted accounting principle, or GAAP, financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest of unitholders, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. In computing FFO, we currently calculate minority interest of unitholders by multiplying income after income taxes by the ratio of outstanding units of limited partnership to the number of outstanding units of limited partnership and common shares. In computing FFO for the second and third quarters of 2005, we calculated minority interest of unitholders by multiplying income before income taxes by the ratio of outstanding units of limited partnership to the number of outstanding units of limited partnership and common shares. Under the latter method, minority interest expense used to compute FFO included a portion of the Company’s income tax expense which is paid by the Company. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial tables included elsewhere in this prospectus and in the financial statements that we file with the Securities and Exchange Commission. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders. In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share. Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

The following table presents a reconciliation of our FFO guidance to net income, and FFO per diluted share guidance to diluted EPS, for the twelve months ended December 31, 2005:

Twelve months ended December 31, 2005
FUNDS FROM OPERATIONS (FFO):
Net income	$8,705

Add:
Minority interest	8,229
Depreciation on real property	22,223
Amortization of lease intangibles	8,235
FFO	$47,392

FFO per share/unit - basic	$0.75
Weighted-average shares/units outstanding – basic	63,261,662

FFO per share/unit - fully diluted	$0.72
Weighted-average shares/units outstanding - fully diluted	65,613,051

EPS – basic	$0.27
Weighted-average shares outstanding – basic	32,622,318

EPS – fully diluted	$0.25
Weighted-average shares outstanding - fully diluted	34,973,706

If the 2005 FFO guidance included in this report were computed in the same manner as computed for the second and third quarters of 2005, as described above, FFO per diluted share guidance would be $0.76. A reconciliation of this FFO per diluted share guidance to diluted EPS for the twelve months ended December 31, 2005 under this computation methodology follows:

Twelve months ended December 31, 2005
FUNDS FROM OPERATIONS (FFO):
Net income	$8,705

Add:
Minority interest	10,729
Depreciation on real property	22,223
Amortization of lease intangibles	8,235
FFO	$49,892

FFO per share/unit - basic	$0.79
Weighted-average shares/units outstanding - basic	63,261,662

FFO per share/unit - fully diluted	$0.76
Weighted-average shares/units outstanding - fully diluted	65,613,051

EPS – basic	$0.27
Weighted-average shares outstanding - basic	32,622,318

EPS - fully diluted	$0.25
Weighted-average shares outstanding - fully diluted	34,973,706